Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G with respect to the ordinary shares of China Petroleum and Chemical Corporation, dated as of February 5, 2004 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date 5 February 2004                             BP p.l.c.:

                                                        By:  /s/ David Pearl

                                                               (Signature)

                                                                Deputy Company Secretary

                                                               (Title)

Date    5  February 2004                         BP Global Investments Limited

                                                        By:  /s/ FWM Starkie

                                                               (Signature)

                                                                Director

                                                               (Title)

Date    February 5, 2004                         BP  Espana S.A.

                                                        By:  /s/ Jose Andres

                                                               (Signature)

                                                                Director/Attorney

                                                               (Title)

Date    February 5, 2004                         BP Oil Espana S.A.

                                                        By:  /s/ Jose Andres

                                                               (Signature)

                                                                Attorney

                                                               (Title)